EXHIBIT 99.1

City National Corp. to Acquire Lydian Wealth Management

   City National's Assets Under Management Will Surpass $35 Billion

   Lydian Wealth Management to be Renamed Convergent Wealth Advisors

LOS ANGELES, March 27, 2007 (PRIME NEWSWIRE) -- City National Corporation (NYSE:CYN) today announced that it has entered into a definitive agreement to acquire Lydian Wealth Management, a national leader in serving ultra-affluent individuals and family offices and a subsidiary of Lydian Trust Company.

Founded in 1994, Lydian Wealth Management now manages or advises on client assets totaling $7.3 billion. The firm is headquartered in Rockville, Md., and has offices in the Washington, D.C. area, New York, Philadelphia, Atlanta, Seattle and Portland, Ore.

Lydian Wealth Management offers wealth management consulting services to individuals and families with average assets of more than $40 million. The firm creates customized investment portfolios, selects outside investment managers that best meet the needs of its clients, and provides exceptional personal service. Alternative investments are an important part of its asset allocation strategies. Additional services include estate planning, coordination of credit and other financial facilities and even certain non-financial aspects of family wealth. Clients regularly receive consolidated and easy-to-understand performance reviews of their entire investment portfolios, including assets that are not under advisement by Lydian Wealth Management.

City National and Lydian Wealth Management plan to open an office in Los Angeles this summer, which will create new business opportunities in both California and Nevada and also make the firm's capabilities available to City National clients in its key markets.

"Lydian Wealth Management has established itself as one of the nation's premier wealth advisors for exceptional entrepreneurs and families with very significant levels of investable assets," said City National Corporation President and Chief Executive Officer Russell Goldsmith. "With its outstanding leadership and team of colleagues, proven analytics and systems, strong investment performance and service culture, the company will continue to grow dynamically as a stand-alone business while expanding the wealth management capabilities of City National to fully serve ultra-affluent clients. This will grow City National's noninterest income meaningfully. City National and Lydian Wealth Management also will be uniquely positioned to expand their reach into California and Nevada, where there are significant opportunities and needs for their special set of capabilities."

The acquisition will increase City National's assets under management to about $35 billion and improve the ratio of noninterest income to total revenues from approximately 28 percent to 31 percent.

City National and Lydian Wealth Management's leadership team expect to complete the all-cash transaction in the second quarter of 2007. Terms of the deal were not disclosed, but City National expects it to be $0.01 dilutive to earnings per share in 2007 and accretive to earnings per share thereafter.

Lydian Wealth Management has achieved strong organic revenue growth with a business model that relies on exceptional service, rigorous investment research and objectivity, superior innovation and technology. It was at the forefront of the wealth management industry's trend toward "open-architecture" investing.

"City National is one of America's premier financial services companies," said Lydian Wealth Management Chief Executive Officer Steve Lockshin, "and it has built a strong private banking and wealth management business. City National understands the business and is clearly willing to commit the resources needed to expand Lydian Wealth Management's geographic base. This exciting partnership will support the continuing excellence of our client service, encourage further innovation, open new growth opportunities in California and Nevada, and better enable us to achieve our goal of building an exceptional wealth advisory firm with a national brand."

In 2004, Lydian Wealth Management was named "Advisory Firm of the Year" by Private Asset Management, a publication that focuses exclusively on investment, financial and advisory services to high-net-worth individuals and family offices. The firm was one of three nominees for the award in 2006 and often has been recognized in the industry as an innovator in the emerging space of ultra-affluent wealth management.

Lydian Wealth Management will continue to enhance its wealth management model and maintain its longstanding relationship with another Lydian Trust Company subsidiary, Fortigent. "Fortigent's investment and technology platform is an important component of our offering," Lockshin said, "and we look forward to continuing our outstanding relationship with them in the future."

Lydian Wealth Management will become an affiliate of Convergent Capital Management LLC, the Chicago-based asset management holding company that City National acquired in 2003. City National now owns majority interests in eight asset management firms and a minority interest in one more.

City National and Convergent have succeeded both by fostering the growth of investment affiliates and by continuing to expand through acquisitions. All of these affiliates maintain control of their investment strategies, and each one is led by managers who hold meaningful equity positions that promote their entrepreneurship.

Upon completion of the merger, Lydian Wealth Management will change its name to Convergent Wealth Advisors. The firm will remain headquartered in Maryland. All of its senior executives have signed employment agreements and will acquire a significant minority ownership in their company.

Lydian Trust Company's Chairman and Chief Executive Officer Rory A. Brown said: "The sale will allow Lydian to focus financial and intellectual capital in the areas we believe hold the greatest opportunities for our company. The proceeds will help fund expansion of Lydian Bank & Trust in the ultra-affluent Florida market, while extending Fortigent's wealth management, investment and technology platform to third-party advisors serving high-net-worth clientele nationwide."

Berkshire Securities acted as financial advisor to City National. Sandler O'Neill and Cambridge International Partners acted as financial advisors to Lydian Trust Company.

About City National

City National Corporation is a financial services company with more than $15 billion in total assets. Its wholly owned subsidiaries, City National Bank and Business Bank of Nevada, provide banking, investment and trust services through 61 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. City National Corp. and its eight majority-owned investment affiliates manage or administer client assets of $48.7 billion, including $27.9 billion under direct management.

The City National Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3142

Forward-Looking Statements

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's markets, (4) other-than-expected credit losses due to business losses, real estate cycles or other economic events, (5) earthquake or other natural disasters affecting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (7) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (9) general business and economic conditions, including movements in interest rates, the slope of the yield curve and changes in business formation and growth, commercial real estate development and real estate prices.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2006 and particularly Part I, Item 1A, titled "Risk Factors."

CONTACT:  City National Corporation
          Investor Contact:
          Christopher J. Carey
            310.888.6777
            Chris.carey@cnb.com
          Media Contact:
          Cary Walker
            213.673.7615
            Cary.walker@cnb.com